UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 17, 2005
BACK YARD BURGERS, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12104 (Commission File Number)	64-0737163 (IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105 Memphis, Tennessee	38134-7401
(Address of Principal Executive Offices)	(Zip Code)
901-367-0888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On November 17, 2005 Back Yard Burgers, Inc. (the “Company”) borrowed $6,200,000 pursuant to the terms of a Loan Agreement dated November 17, 2005 by and among the Company and its subsidiaries and First Tennessee Bank National Association and a Secured Promissory Note and related collateral documents (collectively, the “Loan Agreement”). Under the terms of the Loan Agreement, the Company will make monthly installments of principal and interest on borrowings under the Loan Agreement commencing January 1, 2006 and continuing until December 1, 2012, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, is due and payable. Amortization of the outstanding principal balance is made on a monthly basis and begins at $19,600 per month and increases over the term of the Loan Agreement to $30,200 per month. The unpaid principal balance of borrowings under the Loan Agreement bear interest at a rate equal to the one-month LIBOR plus 2%, adjusted monthly.
     Borrowings under the Loan Agreement are guaranteed by the Company’s subsidiaries and are secured by a pledge of all real property and improvements and personal property of eight company-owned restaurants located in Florida, Tennessee and Arkansas.
     The Loan Agreement contains customary affirmative and negative covenants, including without limitation, covenants regarding the sale, lease or franchise of the collateral; delivery of financial statements; maintenance of financial covenants; maintenance of books and records; payment of taxes; maintenance of existence; compliance with law and other agreements; mergers, acquisitions, sales and grants of security interest in assets; changes in management or ownership; dividends; incurrence of loans and guarantees; and conduct of business. The financial covenants relate to the Company’s tangible stockholders’ equity, ratio of total liabilities to stockholders’ equity, and debt coverage ratio.
     The Loan Agreement contains customary events of default, including without limitation, failure to make payment when due, materially incorrect representations and warranties, breach of covenants, events of bankruptcy, and default in any of the other loan documents.
     The borrowings under the Loan Agreement were used by the Company to pay the purchase price to acquire the Restaurants (as defined in Item 2.01 below) and to purchase certain other real estate, previously leased by the Company, relating to Company-owned restaurants.
     The description of the Loan Agreement is qualified in its entirety by the loan documents attached to this report as Exhibits 10.2 and 10.3 and incorporated herein by reference.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On November 17, 2005 the Company completed the acquisition of four Back Yard Burgers restaurants in the cities of Panama City, Destin, Fort Walton Beach, and Crestview, Florida (collectively, the “Restaurants”) pursuant to the terms of an Asset Purchase Agreement among the Company and Charles L. Rodgers (“Rodgers”), Southern Restaurant Development, LLC (“SRD”), and CLR Management, LLC (“CLR”, and together with Rodgers and SRD, the “Sellers”). The purchase price of the Restaurants was $4,650,000, plus the cost of all usable inventory of the Restaurants. The Company financed the payment of the purchase price to acquire the Restaurants with borrowings under the Loan Agreement described in Item 1.01 above.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The disclosure included under Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(C) EXHIBITS.
10.1	Agreement for Purchase and Sale of Assets dated as of the 18th day of October, 2005 by and among Back Yard Burgers, Inc., Charles L. Rodgers, Tennessee, Southern Restaurant Development, LLC, and CLR Management, LLC (incorporated by reference from the Company’s Current Report on Form 8-K dated October 24, 2005).

10.2	Loan Agreement dated November 17, 2005 by and among First Tennessee Bank National Association and Back Yard Burgers, Inc. and its subsidiaries.

10.3	Form of Secured Promissory Note dated November 17, 2005 in the principal amount of $6,200,000 payable by Back Yard Burgers, Inc. to First Tennessee Bank National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 18, 2005

BACK YARD BURGERS, INC.

By: /s/ Michael G. Webb
Name: Michael G. Webb
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Agreement for Purchase and Sale of Assets dated as of the 18th day of October, 2005 by and among Back Yard Burgers, Inc., Charles L. Rodgers, Tennessee, Southern Restaurant Development, LLC, and CLR Management, LLC (incorporated by reference from the Company’s Current Report on Form 8-K dated October 24, 2005).

10.2	Loan Agreement dated November 17, 2005 by and among First Tennessee Bank National Association and Back Yard Burgers, Inc. and its subsidiaries.

10.3	Form of Secured Promissory Note dated November 17, 2005 in the principal amount of $6,200,000 payable by Back Yard Burgers, Inc. to First Tennessee Bank National Association.

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